                                                                     Exhibit 4.5


                    COLLATERAL PLEDGE AND SECURITY AGREEMENT

            This COLLATERAL PLEDGE AND SECURITY AGREEMENT (this "Pledge Agreement") is made and entered into as of October 3, 1996 by RSL COMMUNICATIONS PLC, a United Kingdom corporation (the "Pledgor"), having its principal office at 767 Fifth Avenue, Suite 4300, New York, New York, 10153, in favor of THE CHASE MANHATTAN BANK, a banking corporation duly organized and existing under the laws of the State of New York, having an office at 450 West 33rd Street, New York, New York 10001, Attention: Global Trust Services Department, as trustee (the "Trustee") for the holders (the "Holders") of the Notes (as defined herein) issued by the Pledgor under the Indenture referred to below.

                                   WITNESSETH

            WHEREAS, the Pledgor, RSL Communications, Ltd., a Bermuda corporation, as guarantor, and The Chase Manhattan Bank, as Trustee, have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Pledgor is issuing on the date hereof $300,000,000 in aggregate principal amount of 12 1/4% Senior Notes due 2006 (the "Notes"); capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture; and

            WHEREAS, the Pledgor has agreed, pursuant to the Indenture, to (i) purchase Government Securities (the "Pledged Securities") in an amount that will be sufficient upon receipt of scheduled interest and principal payments in respect thereof, in the opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment of the first six scheduled interest payments due on the Notes and (ii) place the Pledged Securities in an account held by the Trustee for the benefit of Holders of the Notes; and

            WHEREAS, upon the purchase of the Pledged Securities, the Pledgor will be the beneficial owner of the Pledged Securities; and

            WHEREAS, to secure the obligation of the Pledgor under the Indenture and the Notes to pay in full the first six scheduled interest payments on the Notes and to secure repayment of the Notes in the event that the Notes become due and payable prior to such time as the first six scheduled interest payments thereon shall have been paid in full (the "Obligations"), the Pledgor has agreed to (i) pledge to the Trustee for its benefit and the ratable benefit of the Holders of the Notes, a security interest in the Pledged Securities, all book-entry interests therein and the Pledge Account and any and all proceeds of the foregoing (as defined herein) and (ii) execute and deliver this Pledge Agreement.
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                                        2


                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises herein contained. and in order to induce the Holders of the Notes to purchase the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes, as follows:

            SECTION 1. Pledge and Grant of Security Interest. The Pledgor hereby pledges to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, and grants to the Trustee for its benefit and for the ratable benefit of the Holders of the Notes, a first priority security interest in and to (a) all of Pledgor's right, title and interest in the Pledged Securities and the Pledge Account, (b) all book-entry interests in the Pledged Securities and any certificates or other evidence of ownership representing the Pledged Securities and the Pledge Account, and (c) except as otherwise provided herein, all products and proceeds of any of the Pledged Securities and the Pledge Account, including, without limitation, all dividends, interest, principal payments, cash, options, warrants, rights, instruments, subscriptions and other property or proceeds from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Pledged Securities or the Pledge Account (collectively, the "Collateral").

            SECTION 2. Security for Obligation. This Pledge Agreement secures the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations.

            SECTION 3. Delivery of Collateral; Pledge Account; Interest. (a) All certificates or instruments, if any, representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Trustee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form reasonably satisfactory to the Trustee, and all book-entry interests in the Pledged Securities shall be transferred to the Pledge Account through the individual account of the Trustee at the Federal Reserve Bank of New York. The Trustee in its individual capacity shall confirm in writing (such confirmation to be in the form of Exhibit A hereto) to the Pledgor and to the Trustee in its capacity as Trustee hereunder that it is holding the book-entry Pledged Securities for the benefit of the Trustee in its capacity as Trustee hereunder and the ratable benefit of the Holders of Notes and the Trustee shall duly record in its books and records that the Pledgor has pledged and granted a security interest in such book-entry interests in the Pledged Securities and in the Pledge Account to the Trustee on behalf of itself and the holders of the Notes.

            (b) Concurrently with the execution and delivery hereof and prior to the delivery of any certificates or instruments representing or evidencing the Collateral or transfer of book-entry interests in the Pledged Securities as provided in subsection (a) of
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                                        3


      this Section 3, the Trustee shall establish an account segregated from all other custodial or collateral accounts for the deposit of the Pledged Securities (the "Pledge Account") at its office at 450 West 33rd Street, New York, New York 10001. Subject to the other terms and conditions of this Pledge Agreement, all funds or other property accepted by the Trustee pursuant to this Pledge Agreement shall be held in the Pledge Account for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes and segregated from all other funds or other property otherwise held by the Trustee and all book-entry interests in the Pledged Securities shall be transferred to and held in the Pledge Account for the benefit of the Trustee and for the ratable benefit of the Holders of the Notes.

            (c) All interest earned on any Collateral shall be retained in the Pledge Account for the benefit of the Pledgor, pending disbursement pursuant to the terms hereof.

            SECTION 4. Disbursements. (a) Up to three (3) Business Days prior to the due date of any of the first six scheduled interest payments on the Notes, the Pledgor may, pursuant to an Issuer Order, direct the Trustee, in writing, to release from the Pledge Account proceeds sufficient to provide for payment in full of such interest then due on the Notes. Upon receipt of an Issuer Order, the Trustee will take any action necessary to provide for the payment of the interest on the Notes in accordance with the payment provisions of the Indenture to the Holders of the Notes from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account. Nothing in this Section 4 shall affect the Trustee's rights to apply any Collateral in satisfaction of the Obligations at any time upon acceleration of the Notes.

            (b) If the Pledgor makes any interest payment or portion of an interest payment for which the Pledged Securities are collateral from a source of funds other than the Pledge Account ("Pledgor Funds"), the Pledgor may, after payment in full of such interest payment or portion thereof from proceeds of the Pledged Securities or such Pledgor Funds or both, direct the Trustee to release to the Pledgor or to another party at the direction of the Pledgor (the "Pledgor's Designee") proceeds from the Pledge Account in an amount less than or equal to the amount of Pledgor Funds applied to such interest payment. Upon receipt of an Issuer Order by the Trustee and any other documentation reasonably satisfactory to the Trustee to substantiate such use of Pledgor Funds by the Pledgor (including the certificate described in the following sentence), the Trustee will pay over to the Pledgor or the Pledgor's Designee, as the case may be, the requested amount from proceeds in the Pledge Account. Concurrently with any release of funds to the Pledgor pursuant to this
      Section 4(b), the Pledgor will deliver to the Trustee an Officers' Certificate stating that such release has been duly authorized by the Pledgor and will not contravene any provision of applicable law or the Memorandum of Association or Articles of Association of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries.

            (c) If at any time the principal of and interest on the Pledged Securities held in the Pledge Account exceeds 100% of the amount sufficient, in the written opinion of a nationally recognized firm of independent accountants selected by the Pledgor and delivered to the Trustee, to provide for payment in full of the first six scheduled interest payments due on the Notes (or, in the event one or more interest payments have been made thereon, an amount sufficient to provide for the payment in full of any and all interest payments on the Notes then remaining, up to and including the sixth scheduled interest payment), the Pledgor may direct the Trustee, in writing, to release any such overfunded amount to the Pledgor or to such other party as the Pledgor may direct. Upon receipt of an Issuer Order and any other documentation reasonably satisfactory to the Trustee to substantiate such excess (including such written opinion of a nationally recognized accounting firm), the Trustee shall pay over to the Pledgor or the Person designated by the Pledgor, as the case may be, any such overfunded amount.

            (d) Upon payment in full of the first six scheduled interest payments on the Notes in a timely manner and provided that no principal amount of the Notes has become or is due and payable at such time, the security interest in the Collateral evidenced by this Pledge Agreement will automatically and indefeasibly terminate and be of no further force and effect. Furthermore, upon the release of any Collateral from the Pledge Account in accordance with the terms of this Pledge Agreement, whether upon release of Collateral to Holders as payment of interest or otherwise, the security interest evidenced by this Pledge Agreement in such released Collateral will automatically and indefeasibly terminate and be of no further force and effect.

            (e) The Pledgor covenants to give the Trustee at least three (3) Business Days' notice (by Issuer Order) as to whether payment of interest will be made pursuant to Section 4(a) or 4(b) and as to the respective amounts of interest that will be paid pursuant to Section 4(a) or 4(b). The Pledgor also covenants to give the Trustee written notice as to which Pledged Securities, if any, shall be liquidated in order to make such interest payment. If no such notice is given, the Trustee will act pursuant to Section 4(a) as if it had received an Issuer Order pursuant thereto for the payment in full of the interest then due.

            (f) The Trustee shall not be required to liquidate any Pledged Security in order to make any scheduled payment of interest or any release hereunder unless instructed to do so by Issuer Order.
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                                        5


            SECTION 5. Representations and Warranties. The Pledgor hereby represents and warrants that:

            (a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the Memorandum of Association or Articles of Association of the Pledgor or any material agreement or other material instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Pledgor, except for the security interest granted under this Pledge Agreement; no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for (i) the performance by the Pledgor of its obligations under this Pledge Agreement or (ii) the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement.

            (b) The Pledgor is the beneficial owner of the Collateral, free and clear of any Lien or claims of any person or entity (except for the security interests granted under this Pledge Agreement). No financing statement covering the Pledged Securities is on file in any public office other than the financing statements, if any, filed pursuant to this Pledge Agreement and forms 395 or 397 filed with the Registrar of Companies in the United Kingdom.

            (c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by the Trustee and enforceability of the Pledge Agreement against the Trustee in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as
      (i) the enforceability hereof may be limited by bankruptcy, insolvency. fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and
      (iv) the waiver of rights and defenses contained in Section 12(b),
      Section 15.11 and Section 15.16 hereof may be limited by applicable law.

            (d) Upon the delivery to the Trustee of the certificates or instruments, if any, representing or evidencing the Pledged Securities, the filing of financing statements, if any, required by the Uniform Commercial Code (the "UCC") in the appropriate offices in the State of New York and the filing of form 395 or 397 with the Registrar of

      Companies in the United Kingdom, and upon the transfer by the Trustee in its individual capacity and the due recording in the books and records of the Trustee in its capacity as trustee hereunder of interests in the Pledged Securities to and in the name of the Trustee for its benefit and the ratable benefit of the Holders of the Notes and the due recording by the Trustee in its books and records that the Pledgor has pledged and granted a security interest in such interests in the Pledged Securities to the Trustee on behalf of itself and the holders of the Notes and receipt by the Trustee and the Pledgor of written confirmation thereof in the form of Exhibit A hereto, the pledge of and grant of a security interest in the Collateral securing the payment of the Obligations for the benefit of the Trustee and the Holders of the Notes will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Pledgor and any persons purporting to purchase any of the Collateral from the Pledgor.

            (e) There are no legal or governmental proceedings pending or, to the best of the Pledgor's knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any such subsidiary is subject that would materially and adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

            (f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

            (g) No Event of Default exists.

            SECTION 6. Further Assurances. The Pledgor will, promptly upon request by the Trustee, execute and deliver or cause to be executed and delivered, or use its reasonable best efforts to procure, all stock powers, proxies, assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Trustee, deliver any instruments to the Trustee and take any other actions that are necessary or, in the reasonable opinion of the Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third persons or to effect the purposes of this Pledge Agreement. The Pledgor also hereby authorizes the Trustee to file any financing or continuation statements in the United States or any form with the Registrar of Companies in the United Kingdom with respect to the Collateral without the signature of the Pledgor (to the extent permitted by applicable law). The Trustee shall provide the Pledgor, at the Pledgor's expense, with a copy of any such filing. The Pledgor will promptly pay all reasonable costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether
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                                        7


or not requested by the Trustee, to take all actions that are necessary to perfect or continue the perfection of, or to protect the first priority of, the Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements or forms with the Registrar of Companies in the United Kingdom, and to protect the Collateral against the rights, claims or interests of third persons. The Trustee shall have no duty to perform or monitor any of the foregoing, except to the extent that the failure to do so would constitute bad faith or negligent or willful misconduct by the Trustee. Upon the written direction of the Pledgor and at the Pledgor's expense, the Trustee agrees to take all actions that are necessary or reasonably desirable to release the security interest of the Trustee in the Collateral, or any portion thereof, pursuant to the terms hereof.

            SECTION 7. Covenants. The Pledgor covenants and agrees with the Trustee and the Holders of the Notes from and after the date of this Pledge Agreement until the earlier of payment in full in cash of (x) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (y) all obligations due and owing under the Indenture and the Notes in the event such obligations become due and payable prior to the payment of the first six scheduled interest payments on the Notes:

            (a) that it will not (i) sell or otherwise dispose of, or transfer, or grant any option or warrant with respect to, any of the Collateral or
      (ii) create or permit to exist any Lien upon or with respect to any of the Collateral (except for the Lien created pursuant to this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral; or

            (b) that it will not (i) enter into any agreement or understanding that purports to or may restrict or inhibit the Trustee's rights or remedies hereunder, including, without limitation, the Trustee's right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to the Collateral not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral.

            SECTION 8. Power of Attorney. In addition to all of the powers granted to the Trustee pursuant to the Indenture, the Pledgor hereby appoints and constitutes the Trustee as the Pledgor's attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default; (a) collection of proceeds of any Collateral; (b) conveyance of any item of Collateral to any purchaser thereof;
(c) giving of any notices or recording of any Liens under Section 6 hereof: (d) making of any payments or taking any acts under Section 9 hereof and (e) paying or discharging taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Trustee in its sole reasonable discretion, and such payments made by the Trustee to become part of the Obligations of the Pledgor to the Trustee, due and payable immediately upon demand. The Trustee's authority under this Section 8 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor's name on all financing statements or forms to be filed with the Registrar of Companies in the United Kingdom (to the extent permitted by applicable law) or any other documents deemed necessary or appropriate by the Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Trustee in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

            SECTION 9. Trustee May Perform. If the Pledgor fails to perform any agreement contained herein, the Trustee may itself perform, or cause the performance of, such agreement, and the reasonable fees and expenses of the Trustee incurred in connection therewith shall be payable by the Pledgor under
Section 13 hereof.

            SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Trustee hereunder are being granted in order to preserve and protect the Trustee's and the Holders' of the Notes security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on the Trustee in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law, the Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Trustee accords similar property in similar situations, it being understood that, except as expressly set forth herein, the Trustee shall not have any responsibility for
(a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Trustee has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral or (c) investing or reinvesting any of the Collateral.

            SECTION 11. Indemnify. The Pledgor shall indemnify, hold harmless and defend the Trustee and its directors, officers, agents and employees, from and against any and all claims, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees and expenses and damages arising from the Trustee's performance under this Pledge Agreement, except to the extent that such claim, action, obligation, liability or expense is directly attributable to the bad faith, gross negligence or wilful misconduct of such indemnified person.

            SECTION 12. Remedies Upon Event of Default. If any Event of Default under the Indenture or default hereunder (any such Event of Default or default being referred to in this Pledge Agreement as an "Event of Default") shall have occurred and be continuing:

            (a) The Trustee and the Holders of the Notes shall have, in addition to all other rights given by law or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the UCC in effect in the State of New York at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Trustee, the Trustee may sell or cause the same to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Trustee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Unless any of the Collateral is likely, in the reasonable judgment of the Trustee, to decline speedily in value, the Trustee will give the Pledgor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Pledgor as provided in
      Section 15.1 hereof at least ten (10) days before the time of the sale or disposition. The Trustee or any Holder of Notes may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

            (b) The Pledgor further agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders of the Notes, that the Trustee and the Holders of the Notes have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred.

            SECTION 13. Expenses. The Pledgor will upon written demand or invoice pay to the Trustee the amount of any and all reasonable expenses, including, without limitation, the reasonable fees, expenses and disbursements of its counsel, experts and agents retained by the Trustee, that the Trustee may incur in connection with (a) the review, negotiation and administration of this Pledge Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Trustee and the Holders of the Notes hereunder or (d) the failure by the Pledgor to perform or observe any of the provisions hereof. The lien in favor of the Trustee created by Section 7.07 of the Indenture shall in addition to securing the Pledgor's payment obligations under such Section 7.07 secure the Pledgor's payment obligations under Section 11 and 13 hereof.

            SECTION 14. Security Interest Absolute. All rights of the Trustee and the Holders of the Notes and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

            (a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of. all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

            (c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Obligations; or

            (d) to the extent permitted by applicable law, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or of this Pledge Agreement.

            SECTION 15. Miscellaneous Provisions.

            Section 15.1. Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner, and delivered to each of the parties hereto at their respective addresses, as set forth or provided for in Section 12.02 of the Indenture.

            Section 15.2. No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement may be used to interpret this Pledge Agreement.

            Section 15 3. Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

            Section 15.4. Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

            Section 15.5. Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

            Section 15.6. Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

            Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement by the parties hereto and any consent to any departure by the Pledgor from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and neither the Trustee nor any Holder of Notes shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Trustee or any Holder of Notes to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee or any Holder of Notes of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Trustee or such Holder of Notes would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            Section 15.8. Interpretation of Agreement. All terms not defined herein or in the Indenture shall have the meaning set forth in the applicable UCC, except where the context otherwise requires. To the extent a term or provision of this Pledge Agreement conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Pledge Agreement shall not be relevant to determine the meaning of this Pledge Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

            Section 15.9. Continuing Security Interest; Termination. (a) This Pledge Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the earlier of payment in full in cash of (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (ii) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. This Pledge Agreement shall be binding upon the Pledgor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee hereunder, to the benefit of the Trustee, the Holders of the Notes and their respective successors, transferees and assigns.

            (b) Subject to the provisions of Section 15.10 hereof, this Pledge Agreement shall terminate upon the earlier of payment in full in cash of
      (i) each of the first six scheduled interest payments due on the Notes under the terms of the Indenture or (ii) all obligations due and owing under the Indenture and the Notes in the event such obligations become payable prior to the payment of the first six scheduled interest payments on the Notes. At such time, the Trustee shall, pursuant to an Issuer Order, reassign and redeliver to the Pledgor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by the Trustee in accordance with the terms of this Pledge Agreement and the Indenture. Such reassignment and redelivery shall be without warranty by or recourse to the Trustee, except as to the absence of any prior assignments by the Trustee of its interest in the Collateral, and shall be at the reasonable expense of the Pledgor.

            Section 15.10. Survival Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 11 and 13 hereof shall survive the termination of this Agreement.

            Section 15.11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

            Section 15.12. Authority of the Trustee. (a) The Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to the Trustee by the terms hereof, together with such powers as are reasonably incident thereto. The Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the Trustee nor any director, officer, employee, attorney or agent of the Trustee shall be liable to the Pledgor for any action taken or omitted to be taken by it hereunder, except for its own bad faith, gross negligence or wilful misconduct, and the Trustee shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Trustee and its directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

            (b) The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Pledge Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Trustee and the Holders of the Notes, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as agent for the Holders of the Notes with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

            Section 15.13. Limitation by Law. All rights, remedies and powers provided herein may be exercised only to the extent that they will not render this Pledge Agreement not entitled to be recorded, registered or filed under provisions of any applicable law.

            Section 15.14. Final Expression. This Pledge Agreement, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

            Section 15.15. Rights of Holders of the Notes. No Holder of Notes shall have any independent rights hereunder other than those rights granted to individual Holders of the Notes pursuant to Section 6.06 of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Trustee under the Notes or the Indenture.

            Section 15.16. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES. (a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE

OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH. RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE AND THE HOLDERS OF THE NOTES IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            (b) THE PLEDGOR HAS APPOINTED RSL COMMUNICATIONS N. AMERICA, INC., 767 FIFTH AVENUE, SUITE 4300, NEW YORK, NEW YORK 10153 AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

            (c) THE PLEDGOR AGREES THAT THE TRUSTEE SHALL, IN ITS CAPACITY AS TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF NOTES, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR ITS PROPERTY, AS THE CASE MAY BE) TO ENABLE THE TRUSTEE TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE PLEDGOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK ONCE THE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

            (d) THE PLEDGOR AND THE TRUSTEE EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS PLEDGE AGREEMENT. INSTEAD, ANY DISPUTES RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

            (e) THE PLEDGOR AGREES THAT NEITHER THE TRUSTEE NOR ANY HOLDER OF NOTES SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE TRUSTEE OR SUCH HOLDER OF NOTES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS (1) ADMITTED BY THE TRUSTEE IN WRITING, (2) AGREED UPON BY THE PARTIES HERETO IN WRITING OR
(3) SET FORTH IN A JUDGMENT OF A COURT WHICH IS NOT SUBJECT TO APPEAL OR WITH RESPECT TO WHICH THE TIME FOR FILING AN APPEAL HAS EXPIRED.

            (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT, THE PLEDGOR WAIVES ALL RIGHTS OF NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE TRUSTEE OR ANY HOLDER OF NOTES OF ITS RIGHTS DURING THE CONTINUANCE OF ALL EVENTS OF DEFAULT TO REPOSSESS THE COLLATERAL WITH JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE OR ANY HOLDER OF NOTES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF REPLEVY, ATTACH OR LEVY UPON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE OR ANY HOLDER OF NOTES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR ON THE ONE HAND AND THE TRUSTEE AND/OR THE HOLDERS OF THE NOTES ON THE OTHER HAND.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the Pledgor and the Trustee have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                       Pledgor:


                                       RSL COMMUNICATIONS PLC


                                       By: /s/ Itzhak Fisher
                                           ------------------------------------
                                           Name:  Itzhak Fisher
                                           Title:


                                       Trustee:


                                       THE CHASE MANHATTAN BANK,
                                         as Trustee


                                       By: /s/ James D. Heaney
                                           ------------------------------------
                                           Name:  James D. Heaney
                                           Title: Vice Pesident

                                                          EXHIBIT A TO THE
                                                          COLLATERAL PLEDGE
                                                          AND SECURITY AGREEMENT


RSL Communications PLC
767 Fifth Avenue
Suite 4300
New York, New York 10153
Attention: President

The Chase Manhattan Bank,
 as Trustee
450 West 33rd Street
New York, New York 10001-2697
Attention: Global Trust Services Department

Ladies and Gentlemen:

            Reference is made to the Indenture dated as of October 3, 1996 between RSL Communications PLC, as issuer (the "Issuer"), RSL Communications, Ltd., as guarantor, and The Chase Manhattan Bank, as trustee thereunder (the "Trustee") relating to the 12 1/4% Senior Notes due 2006 of the Issuer (the "Notes") and the Collateral Pledge and Security Agreement dated as of October 3, 1996 (the "Pledge Agreement") between the Issuer and the Trustee, for the benefit of the Trustee and the ratable benefit of the holders of the Notes.

            We hereby confirm that we are holding the Pledged Securities (as defined in the Pledge Agreement) in account no. C24179A (the "Account") at our office at 450 West 33rd Street, New York, New York, 10001-2697, for the benefit of the Trustee and the ratable benefit of the holders of the Notes as provided in the Pledge Agreement and that we have indicated the same in our books and records relating to the Pledged Securities and the Account.

                                       Very truly yours,

                                       THE CHASE MANHATTAN BANK,
                                         in its individual capacity



                                       By /s/ James D. Heaney
                                          ----------------------------------
                                          Name:  James D. Heaney
                                          Title: Vice President